Exhibit 23.1(a)


Consent Of Independent Certified Public Accountants





American Artists Film Corporation
Atlanta, Georgia



          We hereby consent to the use in the Registration Statement on Form S-4 of our report dated November 3, 1995, relating to the consolidated financial statements of American Artists Film
Corporation, which is contained in this Registration Statement.

          We also consent to the reference to us under the caption "Experts" in the Registration Statement.

          We also consent to the use in the Registration Statement of our tax opinion dated September 5, 1996 (Exhibit 8.1), and to the summary of such tax opinion under the caption "Certain Federal Income Tax Consequences of the Merger," and to all references in the Registration Statement to BDO Seidman, LLP regarding such tax opinion.



                                   BDO SEIDMAN, LLP





Atlanta, Georgia
September 16, 1996



























                                Exhibit 23.1(b)


Consent Of Independent Certified Public Accountants





Setab Alpha, Inc.
Ballwin, Missouri



          We hereby consent to the use in the Registration Statement on Form S-4 of our report dated May 1, 1996, relating to the financial statements of Setab Alpha, Inc., which is contained in that Registration Statement.

          We also consent to the reference to us under the caption "Experts" in the Registration Statement.


                                BDO SEIDMAN, LLP





St. Louis, Missouri
September 16, 1996